CONTROL NUMBER      BIOTIME, INC.                  SUBSCRIPTION CERTIFICATE FOR

Expiration Date __________, 1999                             SHARES
                                          SUBSCRIPTION PRICE U.S. $___ PER SHARE

                                                               CUSIP

                       SUBSCRIPTION CERTIFICATE FOR COMMON
               SHARES VOID IF NOT EXERCISED AT OR BEFORE 5:00 P.M.
             (NEW YORK TIME) ON _______, 1999, THE EXPIRATION DATE.
                 THIS SUBSCRIPTION CERTIFICATE IS TRANSFERRABLE
           AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO SUBSCRIPTION
                CERTIFICATES EVIDENCING A WHOLE NUMBER OF RIGHTS)
                     AT THE OFFICE OF THE SUBSCRIPTION AGENT


THIS SUBSCRIPTION CERTIFICATE MAY BE USED TO SUBSCRIBE FOR
COMMON SHARES OR MAY BE ASSIGNED OR SOLD.  FULL INSTRUCTIONS
APPEAR ON THE BACK OF THIS SUBSCRIPTION CERTIFICATE.

REGISTERED OWNER:


     The registered owner of this Subscription Certificate, named above, or assignee, is entitled to the number of Rights to subscribe for Common Shares, no par value, of BioTime, Inc. shown above, in the ratio of one Common Share for each 20 Rights held, pursuant to the Primary Subscription and upon the terms and conditions and at the price for each Common Share specified in the Prospectus dated ____________, 1999.


     If you subscribe for fewer than all the shares represented by this Subscription Certificate, the Subscription Agent will issue a new Subscription Certificate representing the balance of the unsubscribed Rights, provided that the Subscription Agent has received your properly completed and executed Subscription Certificate and payment prior to 5:00 p.m., New York time, on ___________, 1999. No new Subscription Certificate will be issued after that date.

IMPORTANT:  Complete appropriate form on reverse

DATE:  _______________, 1999


                                                     BIOTIME, INC.


-----------------------------           ----------------------------------
        SECRETARY                                    PRESIDENT

Countersigned:  American Stock Transfer & Trust Company (New York, N.Y.)
                Subscription Agent

                By: ___________________________________________________
                                    Authorized Signature

                         Expiration Date: ________, 1999

                   PLEASE COMPLETE ALL APPLICABLE INFORMATION

By Mail:                   By Hand:                   By Overnight Courier:
To: American Stock         To: American Stock         To: American Stock
Transfer & Trust Company   Transfer & Trust Company   Transfer & Trust Company
40 Wall Street             40 Wall Street, 46th Floor 40 Wall Street, 46th Floor
New York, New York 10005   New York, New York 10005   New York, New York 10005

    SECTION 1: TO SUBSCRIBE: I hereby irrevocably subscribe for the dollar amount of Common Shares indicated as the total of A and B below upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged.

                TO SELL: If I have checked either the box on line C or the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus. The check for the proceeds of sale will be mailed to the address of record.

    Please check |X| below:
  _
 |_| A.  Primary Subscription ____________________ / 20 =
                              (Rights Exercised)

              .000      $                       $
------------------  X   -------------------  =  ----------------------
(Shares Requested)      (Subscription Price)      (Amount Required)

  _
 |_| B.  Over-Subscription Privilege

                  .000    $                        $                  (*)
  --------------------  X --------------------  =  ----------------------
   (Shares Requested)     (Subscription Price)       (Amount Required)

Amount of Check Enclosed or Amount in Notice of Guaranteed Delivery (total of A + B) = $
       ----------------

               Make check payable to the order of "BioTime, Inc."

            (*) The Over-Subscription Privilege can be exercised by Record Date Shareholders only, as described in the Prospectus.
     _
    |_| C.  Sell any remaining unexercised Rights
     _
    |_| D.  Sell all of my Rights.

      _______________________________________
       Signature of Subscriber(s)/Seller(s)

Please provide your telephone number              Day (___) ___________________
                                                Evening (___) _________________

Social Security Number or Tax ID Number: ______________________________________

       SECTION II: TO TRANSFER RIGHTS: (except pursuant to C and D above)

For value received, ________________________of the Rights represented by this Subscription Certificate are assigned to

  --------------------------------------------------------
    Social Security Number or Tax ID Number of Assignee

  --------------------------------------------------------
            (Print Full Name of Assignee)


  --------------------------------------------------------
      Signature(s) of Assignor(s)

  --------------------------------------------------------
    (Print Full Address including postal Zip Code)

    The signature(s) must correspond with the name(s) as written upon the face of this Subscription Certificate, in every particular, without alteration.

IMPORTANT: For Transfer, a Signature Guarantee must be provided by an eligible financial institution which is a participant in a recognized signature guarantee program.

    SIGNATURE GUARANTEED BY:

    ----------------------------------------------------------------------

PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER'S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATION REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.
     _
    |_| CHECK  HERE IF  RIGHTS  ARE  BEING  EXERCISED  PURSUANT  TO A NOTICE  OF
        GUARANTEED DELIVERY DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:

        NAME(S) OF REGISTERED OWNER(S):
        WINDOW TICKET NUMBER (IF ANY):
        DATE OF EXECUTION OF NOTICE OF GUARANTEED DELIVERY:
        NAME OF INSTITUTION WHICH GUARANTEED DELIVERY: